Exhibit 99.3
Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial statements are based on Chart Industries, Inc.’s (“Chart,” the “Company,” “we” or “our”) historical consolidated financial statements and RCHPH Holdings, Inc.’s (“Hudson”) historical consolidated financial statements as adjusted to give effect to the September 20, 2017 acquisition of Hudson. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2017 and the twelve months ended December 31, 2016 give effect to the acquisition of Hudson as if it had occurred on January 1, 2016. The unaudited pro forma condensed combined balance sheet as of June 30, 2017 gives effect to the acquisition of Hudson as if it had occurred on June 30, 2017. The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (i) directly attributable to the acquisition, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined company’s results. The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial information was based on, and should be read in conjunction with, the historical consolidated financial statements of the Company, including the related notes, filed with the U.S. Securities and Exchange Commission (“SEC”) and the historical statements of Hudson as of and for the six months ended June 30, 2017 and as of and for the year ended December 31, 2016 included in this Form 8-K/A.
The unaudited pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances. The unaudited pro forma condensed combined financial information has been prepared by the Company using the acquisition method of accounting in accordance with generally accepted accounting practices (“GAAP”). The Company has been treated as the acquirer in the merger. Acquisition accounting is dependent upon certain valuation and other studies that have yet to progress to a stage where there is sufficient information for a definitive measurement. The assets and liabilities of Hudson have been measured based on various preliminary estimates using assumptions that the Company believes are reasonable based on information that is currently available to it. Differences between these preliminary estimates and the final acquisition accounting may occur, and those differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position. The unaudited pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements prepared in accordance with the rules and regulations of the SEC.
The pro forma combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

CHART INDUSTRIES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of June 30, 2017
(Dollars in thousands, except per share amounts)

	Chart	Hudson	Reclass-	Adjusted Hudson	Pro Forma		Pro Forma
	Historical	Historical	ifications	Historical	Adjustments	Notes	Combined
Current Assets
Cash and cash equivalents	$234,427	$43,643	$—	$43,643	$(163,037)	(a)	$115,033
Accounts receivable, net	154,319	27,635	—	27,635	7,034	(b)	188,988
Inventories, net	184,291	22,329	—	22,329	2,571	(c)	209,191
Unbilled contract revenue	28,963	3,194	—	3,194	1,395	(b)	33,552
Prepaid expenses	16,924	—	1,318	1,318	(445)	(b)	17,797
Other current assets	16,760	1,332	(1,111)	221	9,138	(d)	26,119
Income taxes receivable, net	—	81	(81)	—	—		—
Assets held for sale	—	126	(126)	—	—		—
Total Current Assets	635,684	98,340	—	98,340	(143,344)		590,680
Property, plant, and equipment, net	259,791	22,485	—	22,485	8,105	(e)	290,381
Goodwill	228,237	164,288	—	164,288	63,109	(f)	455,634
Investments in joint ventures	—	2,822	(2,822)	—	—		—
Identifiable intangible assets, net	97,106	9,038	—	9,038	192,962	(g)	299,106
Other assets	18,491	—	2,822	2,822	54	(b)	21,367
TOTAL ASSETS	$1,239,309	$296,973	—	$296,973	$120,886		$1,657,168

Current Liabilities
Accounts payable	$82,351	$19,780	—	$19,780	$1,466	(b)	$103,597
Accrued expenses	—	6,758	(6,758)	—	—		—
Customer advances and billings in excess of contract revenue	72,221	15,292	—	15,292	1,636	(b)	89,149
Accrued salaries, wages, and benefits	33,863	—	2,814	2,814	1,628	(b)	38,305
Current portion of warranty reserve	11,529	—	688	688	151	(b)	12,368
Short-term debt and current portion of long-term debt	6,642	418	—	418	(418)	(h)	6,642
Other current liabilities	34,246	—	3,256	3,256	23,899	(b), (i)	61,401
Total Current Liabilities	240,852	42,248	—	42,248	28,362		311,462
Long-term debt	237,894	230,238	—	230,238	69,762	(h)	537,894
Long-term deferred tax liabilities	4,585	22,549	—	22,549	46,010	(j)	73,144
Long-term portion of warranty reserve	2,893	—	—	—	—		2,893
Accrued pension liabilities	14,051	—	1,022	1,022	—		15,073
Other long-term liabilities	18,609	8,022	(1,022)	7,000	(6,161)	(k)	19,448
Total Liabilities	518,884	303,057	—	303,057	137,973		959,914

Equity (Deficit)
Common stock	307	286,276	—	286,276	(286,276)	(l)	307
Preferred stock	—	107,607	—	107,607	(107,607)	(l)	—
Additional paid-in capital	402,851	3,342	—	3,342	(3,342)	(l)	402,851
Retained earnings (deficit)	336,199	(399,722)	—	(399,722)	376,551	(i), (l)	313,028
Accumulated other comprehensive loss	(20,892)	(3,587)	—	(3,587)	3,587	(l)	(20,892)
Total Shareholders' Equity (Deficit)	718,465	(6,084)	—	(6,084)	(17,087)		695,294
Noncontrolling interests	1,960	—	—	—	—		1,960
Total Equity (Deficit)	720,425	(6,084)	—	(6,084)	(17,087)		697,254
TOTAL LIABILITIES AND EQUITY	$1,239,309	$296,973	$—	$296,973	$120,886		$1,657,168

See accompanying notes to the unaudited pro forma condensed combined financial statements.

CHART INDUSTRIES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
Six Months Ended June 30, 2017
(Dollars in thousands, except per share amounts)

	Chart	Hudson	Reclass-	Adjusted Hudson	Pro Forma		Pro Forma
	Historical	Historical	ifications	Historical	Adjustments	Notes	Combined
Sales	$442,308	$99,326	$—	$99,326	$—		$541,634
Cost of sales	323,433	70,797	(724)	70,073	390	(m)	393,896
Gross profit	118,875	28,529	724	29,253	(390)		147,738
Selling, general, and administrative expenses	102,632	11,862	1,123	12,985	(1,256)	(m), (n)	114,361
Amortization expense	6,061	—	724	724	5,981	(g)	12,766
Restructuring and other impairment	—	1,123	(1,123)	—	—		—
Asset impairments	—	—	—	—	—		—
Operating expenses	108,693	12,985	724	13,709	4,725		127,127
Operating income before equity in net income of joint venture investments	10,182	15,544	—	15,544	(5,115)		20,611
Equity in net income of joint venture investments	—	135	—	135	—		135
Operating income	10,182	15,679	—	15,679	(5,115)		20,746
Other (income) expenses:
Interest expense, net	8,217	7,122	—	7,122	(1,122)	(o)	14,217
Other expense (income), net	—	1,155	(1,255)	(100)	(162)	(n)	(262)
Financing costs amortization	642	—	—	—	—		642
Management fees	—	534	—	534	—		534
Foreign currency loss	504	—	1,255	1,255	—		1,759
Other expenses, net	9,363	8,811	—	8,811	(1,284)		16,890
Income before income taxes	819	6,868	—	6,868	(3,831)		3,856
Income tax expense	439	2,834		2,834	(1,341)	(p)	1,932
Net income	380	4,034	—	4,034	(2,490)		1,924
Income attributable to noncontrolling interests, net of taxes	509	—	—	—	—		509
Net (loss) income attributable to Chart Industries, Inc.	$(129)	$4,034	$—	$4,034	$(2,490)		$1,415
Net (loss) income attributable to Chart Industries, Inc. per share:
Basic	—						$0.05
Diluted	—						$0.05
Weighted-average number of common shares outstanding:
Basic	30,711						30,711
Diluted	30,711						30,711
See accompanying notes to the unaudited pro forma condensed combined financial statements.

CHART INDUSTRIES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
Year Ended December 31, 2016
(Dollars in thousands, except per share amounts)

	Chart	Hudson	Reclass-	Adjusted Hudson	Pro Forma		Pro Forma
	Historical	Historical	ifications	Historical	Adjustments	Notes	Combined
Sales	$859,154	$169,823	$—	$169,823	$—		$1,028,977
Cost of sales	592,781	111,796	(1,448)	110,348	875	(m)	704,004
Gross profit	266,373	58,027	1,448	59,475	(875)		324,973
Selling, general, and administrative expenses	195,911	22,903	1,549	24,452	154	(l)	220,517
Amortization expense	11,873	—	1,448	1,448	11,962	(f)	25,283
Goodwill impairment	—	16,018	(16,018)	—	—		—
Restructuring and other impairment	—	1,643	(1,643)	—	—		—
Asset impairments	1,217	—	16,112	16,112	—		17,329
Operating expenses	209,001	40,564	1,448	42,012	12,116		263,129
Operating income before equity in net income of joint venture	57,372	17,463	—	17,463	(12,991)		61,844
Equity in net income of joint venture investments	—	341	—	341	—		341
Operating income	57,372	17,804	—	17,804	(12,991)		62,185
Other (income) expenses:
Interest expense, net	17,338	14,400	—	14,400	(2,400)	(o)	29,338
Other (income) expense, net	—	(1,033)	1,143	110	—		110
Financing costs amortization	1,284	—	—	—	—		1,284
Management fees	—	1,063	—	1,063	—		1,063
Foreign currency loss (gain)	351	—	(1,143)	(1,143)	—		(792)
Other expenses, net	18,973	14,430	—	14,430	(2,400)		31,003
Income before income taxes	38,399	3,374	—	3,374	(10,591)		31,182
Income tax expense	13,702	8,559		8,559	(3,707)	(p)	18,554
Net income (loss)	24,697	(5,185)	—	(5,185)	(6,884)		12,628
Loss attributable to noncontrolling interests, net of taxes	(3,540)	—	—	—	—		(3,540)
Net income (loss) attributable to Chart Industries, Inc.	$28,237	$(5,185)	$—	$(5,185)	$(6,884)		$16,168
Net income (loss) attributable to Chart Industries, Inc. per share:
Basic	$0.92						$0.53
Diluted	$0.91						$0.52
Weighted-average number of common shares outstanding:
Basic	30,583						30,583
Diluted	30,994						30,994
See accompanying notes to the unaudited pro forma condensed combined financial statements.

CHART INDUSTRIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(Dollars in thousands, except per share amounts)

Note 1 – Basis of Presentation
The unaudited pro forma condensed combined financial statements are based on the Company’s and Hudson’s historical consolidated financial statements as adjusted to give effect to the acquisition of Hudson and the borrowings under Chart’s senior secured revolving credit facility necessary to finance a portion of the acquisition. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2017 and the twelve months ended December 31, 2016 give effect to the Hudson acquisition as if it had occurred on January 1, 2016. The unaudited pro forma condensed combined balance sheet as of June 30, 2017 gives effect to the Hudson acquisition as if it had occurred on June 30, 2017. The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (i) directly attributable to the acquisition, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined company’s results.
We have accounted for the acquisition in the unaudited pro forma condensed combined financial information using the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 805 “Business Combinations” (“ASC 805”). In accordance with ASC 805, we use our best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed. Goodwill is measured as the excess of purchase consideration over the fair value of net tangible and identifiable intangible assets acquired.
The pro forma adjustments described below were based on management’s assumptions and estimates, including assumptions relating to the consideration paid and the allocation thereof to the assets acquired and liabilities assumed from Hudson based on preliminary estimates of fair value. The final purchase consideration and the allocation of the purchase consideration may differ from that reflected in the unaudited pro forma condensed combined financial information as the acquisition consideration allocation is preliminary, pending completion of the fair value analyses of acquired assets and liabilities as well as certain other analyses.
The pro forma combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.
The unaudited pro forma condensed combined financial information does not reflect any integration activities or cost savings from operating efficiencies, synergies, asset dispositions, or other restructurings that could result from the acquisition.
Certain reclassifications have been made to the presentation of Hudson’s historical financial statements in order to conform to the Company’s presentation.

CHART INDUSTRIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(Dollars in thousands, except per share amounts) - Continued

Note 2 – Estimated Consideration and Preliminary Purchase Price Allocation
On September 20, 2017, the Company acquired Hudson for total consideration of approximately $419,394, net of cash acquired, after an estimated net working capital adjustment amount of $5,894 and $3,500 in acquisition-related tax benefits acquired, as defined in the Merger Agreement. Approximately $300,000 of the purchase price was funded through borrowings under the Company’s senior secured revolving credit facility, and the remainder of the purchase price was funded with cash on hand. The unaudited pro forma condensed combined financial information includes various assumptions, including those related to the preliminary purchase price allocation of the assets acquired and liabilities assumed of Hudson based on management’s best estimates of fair value at the acquisition date. The final purchase price allocation may vary based on final appraisals, valuations, and analyses of the fair value of the acquired assets and assumed liabilities. Accordingly, the pro forma adjustments are preliminary and have been made solely for illustrative purposes.
The following table shows the preliminary allocation of the purchase price for Hudson to the acquired identifiable assets, assumed liabilities, and pro forma goodwill:

Net assets acquired:
Goodwill	$227,397
Identifiable intangible assets	202,000
Accounts receivable	34,669
Property, plant and equipment	30,590
Inventories	24,900
Other current assets	9,359
Unbilled contract revenue	4,589
Other assets	2,876
Prepaid expenses	873
Deferred tax liabilities	(68,559)
Accounts payable	(21,246)
Customer advances and billings in excess of contract revenue	(16,928)
Accrued salaries, wages and benefits	(4,442)
Other current liabilities	(3,984)
Other long-term liabilities	(1,861)
Current portion of warranty reserve	(839)
Net assets acquired	$419,394

CHART INDUSTRIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(Dollars in thousands, except per share amounts) - Continued

Note 3 – Unaudited Pro Forma Adjustments

(a)	Represents cash consideration paid for Hudson and the historical Hudson cash.

(b)	Reflects the working capital and other adjustments based on the preliminary purchase price allocation as of the acquisition date as shown in Note 2.

(c)
Represents the estimated step up and other adjustments to Hudson’s finished goods and work in process inventory to a fair value of approximately $24,900. The fair value calculation is preliminary and subject to change. The fair value was determined based on the estimated selling price of the inventory, less the remaining manufacturing and selling costs and a normal profit margin on those manufacturing and selling efforts. After the acquisition, the step-up in inventory fair value will increase cost of sales as the inventory is sold. This increase is not reflected in the pro forma condensed combined statements of operations because it does not have a continuing impact.

(d)
Reflects Hudson’s deposit of $2,343 into a Rabbi Trust for amounts payable to eligible parties under long-term incentive agreements, pursuant to the merger agreement, plus other working capital adjustments based on the preliminary purchase price allocation as of the acquisition date as shown in Note 2.

(e)
Reflects the adjustment of Hudson’s historical tangible assets acquired by the Company to their estimated fair values of approximately $30,590, an increase of $8,105 from the carrying value. The fair value calculation is preliminary and subject to change.

(f)
Reflects adjustment to remove Hudson’s historical goodwill of $164,288 and record goodwill resulting from the acquisition of $227,397. Goodwill is calculated as the difference between the acquisition date fair value of the total consideration transferred and the aggregate values assigned to the assets acquired and liabilities assumed. Goodwill is not amortized.

(g)
Reflects the adjustment of historical intangible assets acquired by the Company to their estimated fair values and the recognition of new intangible assets. As part of the preliminary valuation analysis, the Company identified intangible assets, including customer relationships, customer backlog, trademark and trade names, and unpatented technology. The Company estimated the preliminary fair value of acquired unpatented technology and trademarks and trade names using the relief from royalty method. The preliminary fair values of acquired customer backlog and customer relationships were estimated using the multi-period excess earnings method. Under both the relief from royalty and multi-period excess earnings methods, the fair value models incorporate estimates of future cash flows, estimates of allocations of certain assets and cash flows, estimates of future growth rates, and management’s judgment regarding the applicable discount rates to use to discount such estimates of cash flows.

CHART INDUSTRIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(Dollars in thousands, except per share amounts) - Continued

The following table summarizes the estimated fair values of Hudson’s identifiable intangible assets and their estimated useful lives and uses a straight line method of amortization:

				Pro Forma
	Pro Forma	Weighted-average	Pro Forma	Six Months Ended
	Estimated	Estimated Useful Life	Annual 2016	June 30, 2017
	Fair Value	In years	Amortization Expense	Amortization Expense
Finite-lived intangible assets:
Customer relationships	$109,200	10	$10,920	$5,460
Unpatented technology - axial flow cooling fans	11,200	15	747	374
Unpatented technology - air-cooled heat exchangers	8,000	7	1,143	571
Customer backlog	1,200	2	600	300
Indefinite-lived intangible assets:
Trademark/Trade Names	72,400		—	—
Total identifiable intangible assets acquired	202,000		13,410	6,705
Historical Hudson intangibles	9,038		1,448	724
Pro forma adjustments	$192,962		$11,962	$5,981

These preliminary estimates of fair value and estimated useful lives may differ from final amounts the Company will calculate after completing a detailed valuation analysis, and the difference could have a material effect on the accompanying unaudited pro forma condensed combined financial statements.

(h)
As the Company did not assume the long-term debt of Hudson as part of the transaction, we have eliminated long-term debt (including current portion) of approximately $230,656 of Hudson and reflected the borrowings under our existing senior secured revolving credit facility of $300,000 incurred to finance the acquisition.

	Current	Long-Term
Decrease for extinguishment of existing Hudson debt	$(418)	$(230,238)
Increase for draw on Chart's senior secured credit facility	—	300,000
Pro forma adjustments to debt	$(418)	$69,762

(i)
Represents the accrual of nonrecurring transaction costs of $7,254 incurred by Chart and $15,917 incurred by Hudson. Because these costs are required to be expensed as they are incurred, they have been charged to retained earnings as of June 30, 2017. No adjustment has been made to the unaudited pro forma condensed combined statements of operations for these costs as they are nonrecurring.

(j)	Adjusts the deferred tax liabilities resulting from the acquisition. This calculation is based on the preliminary purchase allocation and is subject to change.

(k)
Reflects the elimination of $5,492 of accrued management fees that were paid by the sellers from their proceeds received for completion of the transaction, as well as other adjustments to match the preliminary purchase price allocation as of the acquisition date as shown in Note 2.

(l)	Represents the elimination of the historical equity of Hudson.

(m)
Reflects the increase in depreciation expense associated with the increase of $8,105 in historical tangible assets to their estimated fair values. Depreciation expense was increased by $459 ($390 in cost of sales and $69 in selling, general, and administrative expenses ("SG&A")) to $2,036 for the six months ended June 30, 2017 and by $1,029 ($875 in cost of sales and $154 in SG&A) to $4,144 for the year ended December 31, 2016.

CHART INDUSTRIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(Dollars in thousands, except per share amounts) - Continued

(n)
Represents the elimination of nonrecurring transaction costs incurred during the six-month period ended June 30, 2017 that are directly related to the acquisition of Hudson in the amount of $875 for Chart and $612 for Hudson ($450 recorded in SG&A and $162 recorded in other expense (income), net).

(o)
Represents the net decrease to interest expense resulting from interest on the borrowings on our existing credit facility to finance the acquisition of Hudson and eliminate Hudson’s long-term debt that was not assumed in the transaction, as well as the elimination of Hudson’s amortization of related debt issuance costs as follows:

	Six months ended	Year ended
	June 30, 2017	December 31, 2016
Elimination of interest expense and amortization of debt issuance costs - outstanding Hudson debt	$(7,122)	$(14,400)
Interest expense on draw on Chart's senior secured revolving credit facility at a 4% interest rate	6,000	12,000
Pro forma adjustments	$(1,122)	$(2,400)

(p)	Reflects the income tax effect of pro forma adjustments based on the estimated blended federal and state tax rate of 35%.